                                  SCHEDULE 14a
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         TANDY BRANDS ACCESSORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

        -----------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount previously paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement no.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                      LOGO
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 19, 1999

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Tandy Brands Accessories, Inc. (the "Company") will be held on Tuesday, October 19, 1999, at 9:00 a.m., local time, at the Hyatt Regency DFW, International Parkway, inside Dallas/Ft. Worth Airport, DFW Airport, Texas 75261 (the "Meeting"). At the Meeting, the stockholders of the Company will be asked:

          (1) to elect two directors in Class III to serve for three-year terms expiring in 2002, or until their successors are elected and qualified;

          (2) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Nonqualified Formula Stock Option Plan for Non-Employee Directors;

          (3) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan; and

          (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on September 3, 1999 as the record date for the Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

     To ensure your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the Meeting.

                                            By Order of the Board of Directors

                                            /s/ DARREL A. RICE
                                            DARREL A. RICE
                                            Secretary

Arlington, Texas
September 3, 1999

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                  [TANDY BRANDS ACCESSORIES, INC. LETTERHEAD]
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 19, 1999

     This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tandy Brands Accessories, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or the "Board") of proxies to be used at the 1999 Annual Meeting of Stockholders (together with any adjournments and postponements thereof, the "Meeting") to be held on Tuesday, October 19, 1999 at 9:00 a.m., local time, at the Hyatt Regency DFW, International Parkway, inside Dallas/Ft. Worth Airport, DFW Airport, Texas 75261. The Board has fixed the close of business on September 3, 1999 as the record date (the "Record Date") for the Meeting. This Proxy Statement and the related form of proxy are first being mailed to the Company's stockholders on or about September 15, 1999.

     At the Meeting, the holders of the Company's common stock, $1.00 par value per share (the "Common Stock"), will be asked:

          (1) to elect two directors in Class III to serve for three-year terms expiring in 2002, or until their successors are elected and qualified;

          (2) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors;

          (3) to consider and vote upon a proposal to amend the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan; and

          (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The date of this Proxy Statement is September 3, 1999.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                      VOTING RIGHTS AND PROXY INFORMATION

     The Board of Directors has fixed the close of business on September 3, 1999, as the Record Date. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 5,768,037 shares of Common Stock outstanding and entitled to vote, held by approximately 1,099 stockholders of record. The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date is necessary to constitute a quorum at the Meeting.

     Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on all matters as to which a vote is taken at the Meeting. To be elected a director, each nominee must receive the affirmative vote of a majority of the shares present or represented by proxy at the Meeting. See "Election of Directors -- Vote Required; Recommendation of the Board of Directors." To approve the respective amendments to the Nonqualified Formula Stock Option Plan for Non-Employee Directors and the 1997 Employee Stock Option Plan, each proposal must receive the affirmative vote of a majority of the shares present or represented by proxy at the Meeting. See "Approval of Amendments to the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors -- Vote Required; Recommendation of the Board of Directors" and "Approval of Amendments to the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan -- Vote Required; Recommendation of the Board of Directors" respectively.

     All shares of Common Stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated thereon, such proxies will be voted FOR the election of the nominees for director, FOR approval of the proposal to amend the Nonqualified Formula Stock Option Plan for Non-Employee Directors and FOR approval of the proposal to amend the 1997 Employee Stock Option Plan. The Company does not know of any other matters that are to come before the Meeting. If, however, any other matters are properly presented at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the stockholders for a vote. Because the election of directors and the approval of the amendments to the 1997 Employee Stock Option Plan and the Nonqualified Formula Stock Option Plan require the affirmative vote of a majority of all shares present and entitled to vote thereon, an abstention will have the same effect as a vote AGAINST these matters.

     The inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
Secretary, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not receive any additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of September 3, 1999 with respect to the shares of Common Stock beneficially owned by each person (excluding directors and officers of the Company) who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock:

                   NAME AND ADDRESS                       NUMBER OF SHARES       PERCENTAGE
                 OF BENEFICIAL OWNER                    BENEFICIALLY OWNED(1)   OF OWNERSHIP
                 -------------------                    ---------------------   ------------
Tandy Brands Accessories, Inc.........................         935,907(2)          16.2%
  Employees Investment Plan
  P.O. Box 1290
  Fort Worth, Texas 76101-1290

FMR Corp..............................................         561,200              9.7%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2) Voting power of the shares held pursuant to this plan is vested in Merrill Lynch Trust Company, as trustee, subject to the right of participants in the plan to direct the voting of each of their allocable shares of Common Stock in the plan. The trustee votes any shares for which no directions are received in the same proportion as those shares with respect to which directions regarding voting are received. A total of 155,000 shares are pledged to a bank to secure a $1.5 million line of credit.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 3, 1998 with respect to the shares of Common Stock beneficially owned by each of the Company's directors and executive officers and the directors and executive officers of the Company as a group.

                                                           NUMBER OF SHARES
                                                             BENEFICIALLY     PERCENTAGE OF
                          NAME                                 OWNED(1)         OWNERSHIP
                          ----                             ----------------   -------------
Dr. James F. Gaertner....................................         29,680(2)           *
J.S.B. Jenkins...........................................        592,014(3)       10.1%
C.A. Rundell, Jr. .......................................         32,582(4)           *
Robert E. Runice.........................................         28,168(5)           *
Maxine K. Clark..........................................         11,964(6)           *
Gene Stallings...........................................          6,737(7)           *
Marvin J. Girouard.......................................          2,250(8)           *
Jerry Wood...............................................        182,206(9)        3.1%
Stanley T. Ninemire......................................         85,017(10)       1.5%
All directors and executive officers as a group (9
  persons)...............................................        970,618(11)      16.2%

---------------

  *  Represents less than one percent.

 (1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days. Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

 (2) Includes 3,375 shares held of record by Dr. Gaertner, 22,325 shares subject to stock options exercisable within 60 days and 3,980 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (3) Includes 342,263 shares held of record by Mr. Jenkins, 81,400 shares subject to stock options exercisable within 60 days, 1,980 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program, and 20,278 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan. Also includes 146,093 shares held in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Jenkins disclaims beneficial ownership. Does not include 94,184 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest.

 (4) Includes 9,430 shares held of record by Mr. Rundell, 19,583 shares subject to stock options exercisable within 60 days and 3,569 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (5) Includes 2,925 shares held of record by Mr. Runice, 19,583 shares subject to stock options exercisable within 60 days and 5,660 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (6) Includes 8,000 shares subject to stock options exercisable within 60 days and 3,964 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (7) Includes 2,837 shares held of record by Mr. Stallings and 3,900 shares subject to stock options exercisable within 60 days.

 (8) Includes 2,250 shares subject to stock options exercisable within 60 days.

 (9) Includes 70,782 shares held of record by Mr. Wood, 55,088 shares subject to stock options exercisable within 60 days, 1,076 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 4,145 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit

     Restoration Plan. Also includes 51,115 shares held in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Wood disclaims beneficial ownership.

(10) Includes 47,552 shares held of record by Mr. Ninemire, 12,333 shares subject to stock options exercisable within 60 days, 997 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 677 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan. Also includes 23,458 shares held in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Ninemire disclaims beneficial ownership.

(11) Includes 224,462 shares subject to stock options exercisable within 60 days, 4,053 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program, 220,666 shares held in the Tandy Brands Accessories, Inc. Employees Investment Plan, 25,100 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan and 17,173 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Pursuant to the Company's Certificate of Incorporation, the Board is divided into three classes, with each class serving a three-year term and one class being elected at each annual meeting of stockholders. The terms of two of the present directors expire at the Meeting, and such directors are being nominated for re-election to the Board to serve until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified. The remaining five directors will continue to serve on the Board until their respective terms expire as indicated below under the caption "Directors Whose Terms Will Continue After the Meeting," and until their successors are elected and qualified. However, the Company's Bylaws require mandatory retirement of any director at age 70. Mr. Runice's successor in office will be elected by the majority vote of the remaining directors upon his retirement at age 70. The authorized size of the Board is from three to nine directors and is presently set at seven by resolution of the Board.

NOMINEES FOR ELECTION TO THE BOARD

     MR. J.S.B. JENKINS, 56, has served as President and Chief Executive Officer of the Company since its formation in November 1990. Mr. Jenkins served as Executive Vice President of The Bombay Company, Inc. ("Bombay") from July 1, 1985 until December 31, 1990, and as Vice President of Bombay from 1980 until 1985. He also served as the President of the Tandy Brands Accessories division of Bombay, of which the Company was a division until its spin-off in December 1990, from April 1986 until the spin-off. In 1978, Mr. Jenkins was named President of the Tex Tan Welhausen division, where he served until becoming an officer of Bombay. Prior thereto, Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co., a division of Bombay, from 1974 until 1977, when he was named Executive Vice President of that division. Mr. Jenkins also is a member of the Texas A&M University College of Business Administration/Graduate School of Business Development Council, the Texas A&M University Center for Retailing

Advisory Board, the Texas A&M University President's Council and the Board of Directors of the Arlington Chamber of Commerce.

     MR. MARVIN J. GIROUARD, 60, has been a director of the Company since June 1998. Mr. Girouard is presently the Chairman, President, Chief Executive Officer and a director of Pier 1 Imports, Inc. Mr. Girouard served as President and Chief Operating Officer of Pier 1 Imports, Inc. from August 1988 until July 1998.

     There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected as nominees.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     To be elected a director, each nominee must receive the affirmative vote of the holders of a majority of the shares voted in person or by proxy at the Meeting. The Board of Directors recommends a vote FOR election of each of the nominees.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE MEETING

     The following table reflects the name and age of each director whose term will continue after the Meeting, the positions and offices with the Company currently held by each such director, the period of service as a director of the Company, and the year in which such director's term will expire. Additional information concerning the business experience of each such director follows the table.

                                                                                        TERM TO
                 NAME                    AGE       POSITION HELD       DIRECTOR SINCE   EXPIRE
                 ----                    ---   ---------------------   --------------   -------
James F. Gaertner......................  56    Director and Chairman   November 1990     2000
                                                   of the Board
Maxine K. Clark........................  50          Director          April 1996        2000
Gene Stallings.........................  64          Director          June 1997         2000
C. A. Rundell, Jr. ....................  67          Director          November 1990     2001
Robert E. Runice.......................  70          Director          November 1990     2001

     DR. JAMES F. GAERTNER has been a director of the Company since November 1990 and Chairman of the Board since October 1998. Dr. Gaertner currently serves as Dean of the College of Business at The University of Texas at San Antonio ("UTSA"). Prior to his appointment as Dean on September 1, 1987, Dr. Gaertner served for four years as professor and Director of the Division of Accounting and Information Systems at UTSA. Dr. Gaertner served as an associate professor at the University of Notre Dame from September 1976 until August 1983, and during that period Dr. Gaertner served as director of Notre Dame's London master of business program in London, England. From 1968 to 1973, Dr. Gaertner served as a director and Chief Financial Officer of Tex Tan Welhausen Co., and later served as the Controller for Tex Tan Welhausen, a division of Tandy Corporation. Prior thereto, he was employed as a member of the audit staff of KPMG Peat Marwick in Houston.

     MS. MAXINE K. CLARK has been a director of the Company since April 1996. Ms. Clark is the President and Chief Executive Officer of the Build-A-Bear Workshop, L.L.C., an operator of interactive children's entertainment retail stores, which she founded in February 1996. Prior thereto, Ms. Clark was President of Payless Shoe Source from November 1992 to January 1996, and Executive Vice President of Venture Stores from January 1988 to November 1992. Ms. Clark also serves on the board of directors of The Earthgrains Company, a bread company, and Department 56, a collectible gift and decorative accessory manufacturer. She is a member of the Board of Trustees of the University of Georgia Foundation, the Advisory Board of The Hatchery, Washington University Olin School of Business, and the Board of Directors of the Greater St. Louis Council of Girl Scouts.

     MR. GENE STALLINGS has been a director of the Company since June 1997. Mr. Stallings is presently an author and private investor. From January 1990 to December 1996, he was the head football coach of the

University of Alabama. Prior thereto, he was head coach of the St. Louis/Phoenix Cardinals professional football team from 1986 to 1989. Mr. Stallings is a member of the Board of Directors of the Peoples National Bank of Paris, Texas, the Board of Regents of Abilene Christian University, the Board of St. Joseph's Hospital in Paris, Texas, and the Board of Directors of Great Southern Wood Incorporated. Mr. Stallings also is a member of the Board of Disability Resources, a non-profit organization supporting group housing for physically and mentally handicapped individuals.

     MR. C. A. RUNDELL, JR. has been a director of the Company since November 1990. Mr. Rundell has operated as sole proprietor of Rundell Enterprises, a private investment company with principal involvement in manufacturing companies, since 1988 and from 1997 to 1998 served as the President and Chief Executive Officer of Tyler Corporation. Prior thereto, Mr. Rundell served as Chairman of the Board, President and Chief Executive Officer of Cronus Industries, a diversified manufacturing and services company, from 1977 to 1988. Mr. Rundell also served from 1966 to 1977 as Executive Vice President of Tyler Corporation, a company which currently provides products for fund-raising programs and retails automotive parts. Mr. Rundell is the Chairman of the Board of NCI Building Systems, Inc. and Integrated Security Systems, Inc., and serves on the board of directors of Dain Rauscher Corporation, Renaissance US Growth and Income Trust Plc and Renaissance Capital Growth & Income Fund III, Inc. Mr. Rundell also currently serves as a member of the executive committee of Tyler Corporation.

     MR. ROBERT E. RUNICE has been a director of the Company since November 1990. Mr. Runice is presently a business consultant and private investor. He served as Vice President of US WEST, Inc. and President of Commercial Development Division of US WEST, Inc. from September 1983 through the end of 1991. US WEST, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice served as Senior Vice President of Northwestern Bell Telephone Company from January 1978 until June 1981. He then became Assistant Vice President of American Telephone and Telegraph where he served until December 1982, after which he became Vice President of Advanced Information Systems of American Bell, Inc. until joining US WEST, Inc. Mr. Runice serves on the board of directors of Bombay and of Utilx Corporation.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company currently receive compensation consisting of an annual retainer of $20,000, and a $1,260 fee for each Board meeting and each committee meeting attended. Committee chairmen receive an annual retainer of $1,575 in addition to any applicable committee meeting fees. The Chairman of the Board receives an annual fee of $46,500 for all services rendered to the Company. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with directors and officers insurance and travel accident insurance.

     Under the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Directors Plan"), nonqualified stock options to purchase up to an aggregate of 99,500 shares of Common Stock may currently be granted to non-employee directors of the Company, although this number will be increased to 150,500 shares if the stockholders approve the proposed amendments to the Directors Plan. The goal of the Directors Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. Under the Directors Plan, each member of the Board of Directors who is not employed by the Company or any of its affiliates will be eligible and will participate in the Directors Plan. On the effective date of the Directors Plan in 1993, each incumbent non-employee director was granted an option to purchase 3,000 shares of Common Stock. The terms of the Directors Plan were changed by action of the Board effective July 1, 1999, to provide that on the day a non-employee director is first elected or appointed to the Board of Directors, such director will be granted an option to purchase 1,000 shares of Common Stock. Prior to July 1, 1999, the initial option grant under the Directors Plan was determined based upon a formula. The Directors Plan provides that, for grants made prior to July 1, 1999, twenty percent (20%) of the options granted on the effective date of the Directors Plan and upon initial election or appointment would vest on each anniversary of the respective dates of grant, until they have fully vested on the fifth anniversary of the respective dates of grant. As changed by the Board, the Directors Plan now provides that one hundred percent (100%) of the options granted upon a director's initial appointment or election will be immediately exercisable. Beginning in the 2000 fiscal year, the Directors Plan provides that, concurrently with each regular annual election of Board Members, each non-employee director will be granted an option to purchase 2,500 shares of Common Stock and the Chairman of the Board will be granted an option to purchase 4,425 shares of Common Stock. Prior to the current fiscal year, each non-employee director who was previously elected to the Board of Directors and continued to serve in such capacity was granted an option to purchase that number of shares of Common Stock with respect to which the fair market value was equal to 150% of such director's annual retainer fee for the twelve-month period beginning on the effective date of such election. Options granted in connection with the annual election of directors become fully exercisable six months from the date of grant. The exercise price of options granted under the Directors Plan is the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which will be the closing price of the Common Stock as reported by the Nasdaq National Market System on such date.

     Pursuant to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the "Directors Deferral Plan") non-employee directors may elect to defer receipt of all of the annual and committee chair retainer fees and meeting fees payable in cash, provided an appropriate irrevocable written election to defer is made at least six months prior to the beginning of the quarter to which such deferral applies. All amounts deferred are credited to a bookkeeping reserve account maintained by the Company (the "Account") in units which are equivalent in value to shares of Common Stock ("Stock Units"), based on the average closing price of the Common Stock on the Nasdaq National Market System during the quarter to which such election applies. Stock Units credited pursuant to a deferral election are at all times fully vested and nonforfeitable and shares of stock equal to the number of units deferred are payable at the time specified in the applicable deferral election. Stock Units credited to a non-employee director's Account are payable in an equal number of shares of Common Stock in a single distribution made at each such time (no more frequently than annually) specified by the non-employee director in the applicable deferral election, but no earlier than twelve months following the establishment of the affected Stock Unit. The Directors Deferral Plan authorizes the issuance of up to 50,000 shares of Common Stock. Any declared cash dividends that would be payable on a number of shares of Common Stock equal to the Stock Units credited to a participating directors' Account will be reinvested. Stock Units also will be adjusted for stock dividends, stock splits, combination, reclassification, recapitalization or other capital adjustments. In the event of a change in control, as defined in the Directors Deferral Plan, all units will become immediately payable.

     Pursuant to the Tandy Brands Accessories, Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Prior Directors Plan"), each member of the Board of Directors who was not employed by the Company or any of its affiliates could elect, six months prior to the date an option may be granted, to contribute either 50% or 100% of his or her annual fee to acquire an option to purchase shares of Common Stock. The exercise price of options granted under the Prior Directors Plan is 50% of the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which will be the closing price of the Common Stock as reported by the Nasdaq National Market System on such date. Because the directors could contribute their retainer to purchase the 50% discount and pay 50% of the fair market value upon exercise of the option, the total cost to acquire the shares is 100% of the fair market value on the date of grant of the option. Options to purchase up to an aggregate of 30,000 shares of Common Stock could be granted under the Prior Directors Plan. Because the Prior Directors Plan was not widely used by the non-employee directors, the Company has suspended use of the Prior Directors Plan and instead now provides additional opportunities for stock ownership through the Directors Deferral Plan.

     As of September 3, 1999, six directors were eligible to participate in the Directors Plan, the Directors Deferral Plan and the Prior Directors Plan.

MEETINGS AND COMMITTEES OF THE BOARD

     During the 1999 fiscal year, there were six meetings of the Board. Each of the directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Board and meetings of all committees of the Board on which such director served.

     The Board of Directors has an Audit and Finance Committee currently composed of Messrs. Girouard, Runice and Rundell, with Mr. Rundell as Chairman. The Audit and Finance Committee is concerned primarily with the effectiveness of accounting policies and practices, financial reporting and internal controls. Specifically, the Audit and Finance Committee reviews and approves the scope of the annual examination of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors or the Audit and Finance Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Audit and Finance Committee met three times during the 1999 fiscal year.

     The Board of Directors also has a Human Resources and Compensation Committee, currently composed of Messrs. Girouard and Stallings and Ms. Clark, with Mr. Girouard serving as Chairman. The Compensation and Human Resources Committee is concerned primarily with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The Committee also recommends to the Board of Directors annual salaries and bonus programs and stock option grants for executive officers of the Company. The Human Resources and Compensation Committee met two times during the 1999 fiscal year.

     The Board of Directors also has an Administrative Committee, currently composed of Messrs. Jenkins, Runice and Wood, with Mr. Runice serving as Chairman. The Administrative Committee is concerned primarily with the administration of the Tandy Brands Accessories, Inc. Employee Investment Plan. The Administrative Committee met three times during the 1999 fiscal year.

     The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person who served as a member of the Human Resources and Compensation Committee during the 1999 fiscal year (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company or (iii) was a party to any material transaction with the Company during such year.

     No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on the Human Resources and Compensation Committee or the Board of Directors of the Company.

                               EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the current executive officers of the Company and all positions with the Company held by such executive officers. Each of the officers listed has been appointed by the Board and serves at the discretion of the Board.

                NAME                   AGE                   POSITIONS HELD
                ----                   ---                   --------------
J.S.B. Jenkins.......................   56   President, Chief Executive Officer and Director
Jerry W. Wood........................   54   Executive Vice President
Stanley T. Ninemire..................   43   Senior Vice President, Chief Financial Officer
                                             and Assistant Secretary

     Information concerning the business experience of Mr. Jenkins is provided under "Election of Directors -- Nominees for Election to the Board."

     MR. JERRY W. WOOD was elected to the position of Executive Vice President in May 1995. Prior thereto, he served as Senior Vice President of the Company from September 1994 through May 1995 and as Vice President of the Company from its formation in November 1990 through September 1994. Mr. Wood served as Executive Vice President of the Tandy Brands Accessories division of Bombay from April 1986 until December 31, 1990. Prior thereto, Mr. Wood acted as President of The Grate Home and Fireplace division of Bombay from 1983 to 1986. From 1977 to 1983, Mr. Wood was Executive Vice President and later President of Hickok Manufacturing Company, a former leather manufacturing division of Bombay which was merged into the Tandy Brands Accessories division in 1984.

     MR. STANLEY T. NINEMIRE has served as Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company since January 1997. Prior thereto, Mr. Ninemire served as Vice President -- International Operations of the Company from November 1994 through June 1995, and as Vice President and Treasurer of the Company from its formation in November 1990 until November 1994. In addition, Mr. Ninemire served as Secretary of the Company from November 1990 to June 1991 and as Assistant Secretary from June 1991 through November 1994. From July 1995 to December 1996, Mr. Ninemire was Senior Vice President of Finance and Operations of Practitioners Publishing Company, a division of Thomson Publishing. Mr. Ninemire is a certified public accountant.

     There are no family relationships between any directors and executive officers.

                             EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Human Resources and Compensation Committee of the Board of Directors. The committee is comprised of three independent, non-employee directors. Following review and approval by the Human Resources and Compensation Committee, all issues pertaining to executive compensation (except for grants under the Company's stock option plan, for which the plan administration committee has final authority) are submitted to the full Board of Directors for approval.

     Since its spin-off in December of 1990, the Company has maintained the philosophy that compensation of its executive officers and other key management personnel should be directly and materially linked to operating performance. This linkage has been achieved through short-term incentives weighing executive compensation towards bonuses paid on the basis of Company performance and long-term incentives to own and hold substantial investments in the Company's Common Stock.

ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services rendered in all capacities for the years ended June 30, 1999, 1998 and 1997 paid to Mr. Jenkins, the Company's President and Chief Executive Officer, and each of the other executive officers of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                   -------------------------
                                                                   SECURITIES
                                          ANNUAL COMPENSATION      UNDERLYING    ALL OTHER
                                FISCAL   ----------------------     OPTIONS     COMPENSATION
          NAME/TITLE             YEAR    SALARY($)     BONUS($)       (#)          ($)(1)
          ----------            ------   ---------     --------    ----------   ------------
J.S.B. Jenkins................   1999    $350,000      $182,100      15,000       $68,930
  President and Chief            1998     320,000       370,084      15,000        91,059
  Executive Officer              1997     304,140       187,562      15,000        64,483
Jerry W. Wood.................   1999    $188,000      $ 73,372      10,000       $36,963
  Executive Vice President       1998     179,000       201,168       9,000        53,517
                                 1997     170,000       100,815       9,000        39,854
Stanley T. Ninemire...........   1999    $170,000      $ 39,508      10,000       $34,454
  Senior Vice President,         1998     156,000       103,409       6,000        41,008
  Chief Financial Officer and    1997      75,000(2)     25,790(2)    7,500(2)     15,752(2)
  Assistant Secretary(3)

---------------

(1) Represents primarily the Company's matching contributions under the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. Benefit Restoration Plan and the Tandy Brands Accessories, Inc. Employees Investment Plan and automobile allowances for each of the Named Officers.

(2) These amounts represent compensation for the last six months of the fiscal year ended June 30, 1997.

(3) Mr. Ninemire was Senior Vice President of Finance and Operations of Practitioners Publishing Company, a division of Thomson Publishing, from July 1995 to December 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to each of the Named Officers during the fiscal year ended June 30, 1999:

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE OF ASSUMED
                                             PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                                            OPTIONS GRANTED                                  PRICE APPRECIATION
                         NUMBER OF SHARES    TO EMPLOYEES                                    FOR OPTION TERM(1)
                            UNDERLYING       DURING FISCAL    EXERCISE PRICE   EXPIRATION   ---------------------
         NAME            OPTIONS GRANTED         YEAR           PER SHARE         DATE         5%          10%
         ----            ----------------   ---------------   --------------   ----------   ---------   ---------
J.S.B. Jenkins.........       15,000             12.2%           $17.5625       8/11/08     $165,674    $419,852
Jerry W. Wood..........       10,000              8.2%            17.5625       8/11/08      110,450     279,901
Stanley T. Ninemire....       10,000              8.2%            17.5625       8/11/08      110,450     279,901

---------------

(1) The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the SEC's executive compensation disclosure rules and are not intended to forecast appreciation of the Common Stock.

SEVERANCE AGREEMENTS

     Each of the Named Officers is a party to a severance agreement with the Company (the "Agreements"). Each Agreement has a three year term but is automatically extended on a year to year basis thereafter unless terminated or unless a Change of Control (as defined therein) occurs, in which case the Agreements remain in effect until no more benefits are to be paid under the Agreements. If, within three years after a Change in Control occurs, a Named Officer (1) is terminated by the Company other than as a result of his permanent disability or for cause, or (2) terminates his employment upon the occurrence of one of several specified events, the Named Officer will be entitled to the payment of an amount equal to 200% of the sum of the Named Officer's aggregate base pay and his aggregate incentive pay. In addition, immediately upon a Change in Control, a Named Officer will receive: (a) immediate vesting of all stock options granted to him by the Company; (b) immediate lapsing of all restrictions on any restricted stock granted to him by the Company; and (c) an immediate right to receive all performance shares granted to him by the Company prior to the Change in Control. The Named Officer will also continue to receive the same employee benefits he received before the termination of his employment for a two year period following such termination of employment. The sum of all amounts payable under an Agreement cannot exceed 299% of the Named Officer's "base amount" as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code").

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to options exercised during the fiscal year ended June 30, 1999 by each of the Named Officers and the value of unexercised options held by the Named Officers at June 30, 1999.

            (1) AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                 NUMBER OF                         NUMBER OF               VALUE OF UNEXERCISED
                                 SECURITIES                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                 UNDERLYING                     FISCAL YEAR-END             FISCAL YEAR-END(1)
                                  OPTIONS                 ---------------------------   ---------------------------
             NAME               EXERCISED(#)    VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------   --------   -----------   -------------   -----------   -------------
J.S.B. Jenkins................     12,488      $190,567     66,400         30,000        $332,554       $100,000
Jerry W. Wood.................          0             0     45,421         19,667         305,263         63,208
Stanley T. Ninemire...........          0             0      7,000         16,500          63,350         46,113

---------------

(1) The June 30, 1999 closing market price of $17.125 is used in the calculation to determine the value of unexercised options.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock assuming reinvestment of dividends, if any, and the cumulative total return of the Nasdaq Stock Market-US Index, the Dow Jones Retailers-Broadline Index and the Standard & Poors Textiles (Apparel) Index for the period from June 1994 through June 1999. The Company has in the past reported information on the Dow Jones Retailers-Broadline Index. The Company is adding information on the Standard & Poors Textiles (Apparel) index which it feels provides a more relevant comparison of stockholder return. The Company does not plan to report information on the Dow Jones Retailers-Broadline Index in the future. The returns shown on the graph are not necessarily indicative of future performance.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       TANDY BRANDS ACCESSORIES, INC., NASDAQ STOCK MARKET -- U.S. INDEX,
                   STANDARD & POORS TEXTILES (APPAREL) INDEX
                   AND DOW JONES RETAILERS -- BROADLINE INDEX
[PERFORMANCE GRAPH]

                                            TANDY BRANDS       NASDAQ STOCK MARKET    DOW JONES RETAILERS-     STANDARD & POORS
                                         ACCESSORIES, INC.            (U.S.)               BROADLINE          TEXTILES (APPAREL)
                                         -----------------     -------------------    --------------------    ------------------
'6/94'                                         100.00                 100.00                 100.00                 100.00
'6/95'                                          40.00                 134.77                 108.44                 104.36
'6/96'                                          47.41                 173.03                 120.23                 130.40
'6/97'                                          56.30                 210.38                 148.33                 143.88
'6/98'                                         110.37                 277.61                 240.47                 166.47
'6/99'                                         101.00                 392.51                 315.50                 115.66

              REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee (the "Committee") of the Board of Directors is composed entirely of Directors who are not employees of the Company. No member of the Committee participates in the compensation programs described in this report.

     The responsibility of the Committee is to review and make recommendations regarding compensation of executive officers to the Board of Directors. The Board of Directors exercises final authority with respect to approval of executive officer compensation. The Committee and the Board approve the compensation of executive officers, including any merit or promotional adjustments. The Committee reviews the performance of each executive officer on at least an annual basis. Base salary increases are based upon the results of such performance reviews, and, for executive officers other than the President and Chief Executive Officer, such increases are also based upon the recommendation of the President and Chief Executive Officer.

PHILOSOPHY, PROCEDURES AND GENERAL POLICIES

     In determining executive officer compensation the Committee and the Board are guided by the following objectives:

     - Attracting, retaining and motivating highly qualified and committed executive officers.

     - Using the competitive employment market place as a guide to assessing and establishing compensation levels.

     - Determining total compensation to a meaningful degree by returns to the Company's stockholders.

     - Exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, the current economic and business circumstances of the Company and prevailing conditions in the relevant employment market place.

     - Encouraging executive officers to obtain and hold an equity stake in the Company.

EXECUTIVE OFFICERS INCENTIVE PLAN

     Under the Company's fiscal year 1999 executive officers incentive plan, executive officer compensation consisted of the following components:

     - Annual base salary

     - Annual incentive bonus

     - Long-term compensation in the form of stock option grants

     - Company matching contributions under the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Benefit Restoration Plan.

     In establishing this plan, comparative executive officer compensation information was collected by the Committee using both publicly available sources as well as compensation surveys produced by independent, outside compensation firms. The Committee also utilized the results of a compensation study conducted by an independent compensation consulting firm which analyzed compensation levels within the Company's peer group.

ANNUAL COMPENSATION -- BASE SALARIES

     During fiscal year 1999, the Company sought to establish base salaries of executive officers at levels that, in the judgment of the Committee and the Board, were sufficiently competitive to attract and retain qualified executive officers, and were approximately equal to the average base salaries for comparable positions within the Company's peer group. The base salary portion of annual compensation, which was increased for fiscal year 1999, was established by the Compensation Committee at the beginning of the fiscal year. Due to the fact that the Company's performance in fiscal 1999 was above the minimum levels established in the compensation plan for that year, increases in salary were granted to the persons named in the "Executive Compensation -- Summary Compensation Table" for fiscal year 1999 over fiscal year 1998.

ANNUAL COMPENSATION -- ANNUAL INCENTIVE BONUSES

     Incentive bonuses are intended to encourage achievement of Company performance goals with additional cash compensation directly related to the Company's performance. Bonuses were granted to the executive officers during fiscal year 1999 based on the Company's compensation plan. The fiscal year 1999 compensation plan provided for incentive bonuses based on:

     - The extent to which fiscal year 1999 profit performance exceeded fiscal year 1998 performance; and

     - Return on asset performance in accordance with criteria established by the Board.

     Under the plan, no portion of the fiscal year 1999 bonuses was guaranteed and potential bonuses were set at performance levels that, in the judgment of the Committee and the Board, would facilitate growth in earnings per share compared to fiscal year 1998. In fiscal year 1999, the aggregate of the bonuses for executives named in the "Executive Compensation -- Summary Compensation Table" was 29.4% of their annual compensation, reflecting the increased profit performance and return on assets achieved by the Company for the fiscal year ended June 30, 1999, versus the fiscal year ended June 30, 1998.

LONG-TERM COMPENSATION

     The Company's stock option and bonus plans and stock purchase programs provide long-term incentive compensation for executive officers if the market price of the Common Stock increases over time. In fiscal year 1999, 35,000 stock options were granted to the executive officers listed in "Executive
Compensation -- Summary Compensation Table."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During fiscal year 1999, the Chief Executive Officer's base salary rate was $350,000, a $30,000 increase from fiscal year 1998. For fiscal year 1999, the Chief Executive Officer's total salary and bonus was $532,100, compared to $690,084 in fiscal year 1998. In the opinion of the Committee and the Board, the increase in base salary and the bonus paid for fiscal 1999 performance were justified by the improvement in the Company's performance in fiscal 1999 as compared to fiscal 1998.

TAX DEDUCTIBILITY LIMITATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Federal Tax Code places a $1 million yearly limit on the Company's ability to deduct certain types of executive compensation. Final regulations on the Section 162(m) limit were issued by the Internal Revenue Service in December 1995. The Company's practice is, and it is anticipated that it will continue to be, to maximize the tax deductibility of expenses incurred for executive compensation. The Section 162(m) limitation had no effect on the Company in fiscal year 1999.

COMPENSATION COMMITTEE MEMBERS

     The foregoing report has been provided by the Compensation Committee of the Board of Directors.

                                            HUMAN RESOURCES AND
                                              COMPENSATION COMMITTEE

                                            MARVIN J. GIROUARD, Chairman
                                              GENE STALLINGS
                                              MAXINE K. CLARK

                         APPROVAL OF AMENDMENTS TO THE
                         TANDY BRANDS ACCESSORIES, INC.
                   NONQUALIFIED FORMULA STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                                (PROPOSAL NO. 2)

     The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amendment to the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Directors Plan") which would increase the number of shares of Common Stock which may be sold upon exercise of stock options granted under the Directors Plan by 51,000 shares to an aggregate of 150,500 shares of Common Stock.

DESCRIPTION OF PROPOSED AMENDMENT.

     Increase in Number of Shares Available for Grant. The Directors Plan currently provides for the granting of nonqualified stock options to non-employee directors to purchase up to an aggregate of 99,500 shares of Common Stock. By operation of the formula contained in the Directors Plan, as of September 3, 1999, non-employee directors have become entitled to options to purchase a total of 91,697 shares of Common Stock. The proposed amendment would increase the number of shares available under the Directors Plan from 99,500 to 150,500 shares. This proposed increase is intended to provide for options under the Directors Plan for several years into the future. If the amendment is not approved by the stockholders, the Company will not have sufficient shares available under the Directors Plan to grant the options contemplated by such plan for 1999. The Board of Directors believes that the increase in the number of shares available under the Directors Plan will assist the Company in achieving the objectives discussed under "General Description of Current Provisions of Directors Plan" below.

     The Company intends to register the offer and sale of the additional 51,000 shares of Common Stock issuable under the Directors Plan under the Securities Act of 1933, as amended (the "Securities Act"), assuming the Company's stockholders approve the proposed amendment. Shares of Common Stock purchased pursuant to the Directors Plan after the effective date of such registration could immediately be sold in the open market subject to, in the case of affiliates (as defined in Rule 144 under the Securities Act), compliance with the provisions of Rule 144, other than the holding period requirement.

GENERAL DESCRIPTION OF CURRENT PROVISIONS OF DIRECTORS PLAN.

     A general description of the current terms of the Directors Plan is set forth below, but is qualified in its entirety by reference to the text of the plan. Copies of the full text of the Directors Plan are available for review at the principal offices of the Company and will be furnished to stockholders without charge upon request directed to Mr. Stanley T. Ninemire, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The goal of the Directors Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. Under the Directors Plan, each member of the Board of Directors who is not employed by the Company or any of its affiliates will be eligible and will participate in the Directors Plan. When the Directors Plan became effective in 1993, each incumbent non-employee director was granted an option to purchase 3,000 shares of Common Stock. The Directors Plan currently provides that, on the day a non-employee director is first elected or appointed to the Board of Directors, such director will be granted an option to purchase 1,000 shares of Common Stock. Such options are fully exercisable when granted. The Directors Plan also provides that, concurrently with each regular annual election of members of the Board of Directors, each non-employee director who previously was elected to the Board of Directors and continues to serve in such capacity will be granted an option to purchase 2,500 shares of Common Stock while the Chairman of the Board will be granted an option to purchase 4,425 shares of Common Stock. Such options will become fully exercisable six months from the date of grant.

     The exercise price of options granted under the Directors Plan is the fair market value of the shares of Common Stock subject to the option on the date of grant of the option. the fair market value is equal to the closing price of the Common Stock as reported by the NASDAQ National Market System on the date of grant. On September 3, 1999, the closing price of the Common Stock was $13.625. No option granted under the Directors Plan will be transferable by the optionholder other than upon death. Options may be granted until ten years following the date of adoption of the Directors Plan. No option will be exercisable after the expiration of ten (10) years from its date of grant.

     Options granted under the Directors Plan currently become exercisable as set forth above. Upon the termination of the directorship of an optionholder for any reason other than death or on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, an option (to the extent otherwise exercisable on the date of such termination) will be exercisable by the optionholder at any time prior to the expiration date of the option or within thirty-six (36) months after the date of such termination of the directorship, whichever is the shorter period. If an optionholder dies while serving as a member of the Board of Directors, the option will be exercisable (whether or not exercisable on the date of the death of such optionholder) at any time prior to the expiration date of the option or within thirty-six (36) months after the date of death, whichever is the shorter period. If an optionholder dies during the 36-month period described above, the option will be exercisable (to the extent exercisable on the date of death of such optionholder) at any time within the 36-month period described above or within twelve (12) months after the date of death, whichever is the longer period, but in no event after the Expiration Date of the option. An option granted under the Directors Plan will automatically terminate as of the date the optionholder's directorship is terminated, if the directorship is terminated on account of any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

     The Board of Directors may not amend any provision of the Directors Plan relating to the amount and price of Common Stock subject to the options granted thereunder or the timing of grants thereunder more than once every six months, other than to conform with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Any amendment to the Directors Plan must be approved by the stockholders of the Company if the amendment would (i) materially increase the aggregate number of shares of Common Stock which may be issued pursuant to options granted under the Directors Plan, (ii) materially modify the requirements as to eligibility for participation in the Directors Plan, or (iii) materially increase the benefits accruing to holders of options under the Directors Plan.

     A director who is granted an option under the Directors Plan will not be subject to federal income tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Except in certain circumstances, upon exercise of the option, the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionholder, and the Company may claim a tax deduction at that time equal to the amount of taxable income realized by the optionholder, provided that applicable federal income tax withholding and reporting requirements are satisfied. If any profits associated with a sale of Common Stock acquired pursuant to the exercise of an option under the Directors Plan could subject the optionholder to liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended, there will be no concurrent federal income tax consequences to either the optionholder or the Company as a result of the exercise of such option. The inclusion of such profits as income to the optionholder is generally deferred until the earlier of: (i) the six-month period to which the preceding sentence refers, or (ii) the date on which the Section 16(b) restrictions terminate. However, if the optionholder makes a timely and proper election under Section 83(b) of the Code to be taxed at the time such Common Stock is transferred to him or her, then the excess of the fair market value of shares of Common Stock on the exercise date over the exercise price will be taxed as ordinary income. Such election must be made within thirty (30) days of the date of exercise. In the absence of such an election, the excess of the fair market value of shares of Common Stock on the date the Section 16(b) restrictions expire (or, if earlier, the date on which the six-month period referred to above expires) over the exercise price will be considered compensation taxable as ordinary income to the optionholder. The Company will be entitled to a tax deduction in an amount equal to the amount required to be recognized as ordinary income by the optionholder at the time the optionholder is subject to tax, provided that the applicable federal income tax withholding and reporting requirements are satisfied.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the amendment to the Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting. The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Directors Plan.

                         APPROVAL OF AMENDMENTS TO THE
                         TANDY BRANDS ACCESSORIES, INC.
                        1997 EMPLOYEE STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amendment to the 1997 Employee Stock Option Plan (the "Employee Plan") which would increase the number of shares of Common Stock which may be issued upon exercise of options granted under the Employee Plan.

DESCRIPTION OF PROPOSED AMENDMENT.

     Increase in Number of Shares Available for Grant. The Employee Plan currently provides for the granting of stock options to employees to purchase up to an aggregate of 300,000 shares of Common Stock. As of September 3, 1999, employees have become entitled to options to purchase a total of 259,500 shares of Common Stock under the Employee Plan. The proposed amendment would increase the number of shares available under the Employee Plan from 300,000 to 575,000 shares. This proposed increase is intended to provide for options under the Employee Plan for several years into the future. The Board of Directors believes that the increase in the number of shares available under the Employee Plan will assist the Company in achieving the objectives discussed under "General Description of Current Provisions of the Employee Plan" below.

     The Company intends to register the offer and sale of the additional 275,000 shares of Common Stock issuable under the Employee Plan under the Securities Act, assuming the Company's stockholders approve the proposed amendment. Shares of Common Stock purchased pursuant to the Employee Plan after the effective date of such registration could immediately be sold in the open market subject to, in the case of affiliates (as defined in Rule 144 under the Securities Act), compliance with the provisions of Rule 144, other than the holding period requirement.

GENERAL DESCRIPTION OF CURRENT PROVISIONS OF THE EMPLOYEE PLAN.

     A general description of the terms of the Employee Plan is set forth below, but is qualified in its entirety by reference to the text of such plan. Copies of the full text of the Employee Plan are available for review at the principal offices of the Company and will be furnished to stockholders without charge upon request directed to Mr. Stanley T. Ninemire, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The Employee Plan provides for the grant of both incentive and nonqualified stock options. Incentive stock options granted under the Employee Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonqualified stock options granted under the Employee Plan are intended not to qualify as incentive stock options under the Code. Options to purchase up to an aggregate of 300,000 shares of Common Stock may be granted under the Employee Plan.

     Options may be granted under the Employee Plan only to employees of the Company who are officers or persons whose principal duties consist of supervising the work of other employees or who are otherwise key employees of the Company. Members of the Board are not considered officers or employees for purposes of the Employee Plan; however, a person otherwise eligible to participate in the Employee Plan is not disqualified by virtue of being a member of the Board. The maximum number of shares of Common Stock with respect to which options may be granted under the Employee Plan during any calendar year to an executive officer whose compensation is required to be reported in the Company's proxy statement and whose total compensation is determined by the Board to potentially be subject to the limitations on deductions imposed by Section 162(m) of the Code is 50,000 shares. There are currently approximately 31 employees eligible to participate in the Employee Plan.

     The Employee Plan requires that the exercise price of each option be not less than the fair market value of the shares of Common Stock on the date of grant, which will be the average of the high and low prices of the Common Stock as reported by the NASDAQ National Market System on such date. On September 3, 1999, the closing price of the Common Stock was $13.625. The exercise price of an option is payable in cash, by tendering shares of Common Stock already owned by the optionholder, or by a combination of cash and shares. An Incentive Stock Option granted under the Employee Plan is not transferable by the optionholder other than upon death. A nonqualified stock option is transferable by the optionholder subject to the terms of the Employee Plan and the agreement evidencing such option. Options may be granted until ten years following the date of adoption of the Employee Plan. No option will be exercisable after the expiration of ten (10) years from its date of grant.

     Options granted under the Employee Plan generally are not transferable except as described above and, with certain exceptions in the event of retirement, death or disability of the optionholder, may be exercised by the optionholder only during employment or within three (3) months after termination of employment. The Board has the authority to prescribe upon the granting of options the schedule under which such options will become exercisable by each optionholder and the conditions of any such exercise; provided that no option will be exercisable in whole or in part before the first anniversary of the date of grant. In the event of termination of employment due to permanent and total disability, an option may be exercised within thirty-six (36) months after termination of employment, but in no event after the Expiration Date of the option. In the event of death of an optionholder while an employee, any options then held by such employee may be exercised within twelve (12) months after the death of the optionholder by the executor or administrator of the optionholder's estate or by the person or persons to whom the optionholder's rights under the option pass by will or by the laws of descent and distribution. If a "change of control", as defined in the Employee Plan, of the Company occurs, all options granted will become immediately exercisable. If an optionholder retires, the Board has the discretion to accelerate the right to exercise options previously granted to such optionholder. If an optionholder is terminated for cause, all options held by such a person will automatically terminate.

     The Employee Plan is administered by the Company's Human Resources and Compensation Committee. The Board may at any time terminate the Employee Plan or make such amendments thereto as it may deem advisable without further action on the part of the Company's stockholders; provided, however, that no such termination or amendment will affect or impair the rights of optionholders. Further, any amendment to the Employee Plan must be approved by the stockholders of the Company if the amendment would (i) increase the aggregate number of shares of Common Stock which may be issued pursuant to incentive stock options granted under the Employee Plan, or (ii) modify the requirements as to eligibility to receive incentive stock options under the Employee Plan.

     Under present law, the federal income tax treatment of nonqualified options under the Employee Plan should be generally as follows: An employee who is granted a nonqualified option under the Employee Plan will not be subject to federal income tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of the nonqualified option, the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionholder, and the Company may claim a tax deduction at that time equal to the amount of taxable income realized by the optionholder, provided that the Company satisfies the applicable federal income tax reporting requirements with respect to the income recognized by the optionholder. In the event of sale of such shares of Common Stock, any gain or loss after the date of exercise will, assuming such shares qualify as capital assets in the hands of the optionholder and have been held for the requisite period of time, qualify as capital gain or loss.

     If any profits associated with a sale of Common Stock acquired pursuant to the exercise of a nonqualified option under the Employee Plan within six months of its acquisition could subject the optionholder to liability under Section 16(b) of the Exchange Act, there will be no concurrent federal income tax consequences to either the optionholder or the Company as a result of the exercise of such option. The inclusion of such profits as income to the optionholder generally is deferred until the earlier of: (i) the expiration of the six-month period to which the preceding sentence refers, or (ii) the first day on which the sale of such Common Stock will not subject the employee to liability under Section 16(b). However, if the optionholder makes a timely and proper election under Section 83(b) of the Code to be taxed at the time such Common Stock is transferred to him or her, then the excess of the fair market value of shares of Common Stock on the exercise date over the exercise price will be taxed as ordinary income. Such election must be made within thirty (30) days of the date of exercise. In the absence of such an election, the excess of the fair market value of shares of Common Stock on the date the Section 16(b) restrictions expire with respect to such optionholder (or, if earlier, the date on which the six-month period referred to above expires) over the exercise price will be considered compensation taxable as ordinary income to the optionholder. The Company will be entitled to a tax deduction in an amount equal to the amount required to be recognized as ordinary income by the optionholder at the time the optionholder is subject to tax, provided that the applicable federal income tax withholding and reporting requirements are satisfied. On the sale of any shares acquired pursuant to the exercise of a nonqualified option granted under the Employee Plan, an optionholder will recognize gain in an amount equal to the difference between the sales price and the optionholder's tax basis in such shares, which tax basis will include the exercise price paid plus the amount required to be recognized as income by the optionholder as a result of the exercise of the nonqualified option to purchase such shares, and such gain will be short-term capital gain if the shares have been held for twelve months or less and long-term capital gain if the shares have been held for longer than twelve months.

     Under present law, the federal income tax treatment of incentive stock options ("ISOs") granted under the Employee Plan should be generally as follows:
An optionholder who is granted an ISO will not be subject to federal income tax upon the grant of the ISO, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of the ISO, the optionholder will not be deemed to receive any income, and the Company will not be allowed any deduction. However, the excess of the fair market value of the shares acquired on the exercise date over the exercise price is an "item of preference" for purposes of the alternative minimum tax ("AMT") and may subject the optionholder to the AMT. If no disposition of the shares of Common Stock acquired upon exercise of the ISO is made by the optionholder within two years from the date of the grant of the ISO, nor within one year after the exercise of the ISO, then upon subsequent disposition of such Common Stock the difference between the amount realized upon sale and the exercise price will be characterized as long-term capital gain or loss, and the Company will not be permitted any deduction. However, if such Common Stock is disposed of within the two-year period following the date of grant or the one-year period following the date of exercise of the ISO (a "disqualifying disposition"), then, generally speaking, the portion of the gain, if any, which equals the lesser of: (i) the excess of the fair market value of the Common Stock on the date the ISO is exercised over the exercise price, or (ii) the excess of the proceeds from the sale over the exercise price, will be taxed as ordinary income to the optionholder in the year of disposition, and the Company will be allowed a deduction for federal income tax purposes in such year in an amount equal to the amount taxable to the optionholder as ordinary income. If the disqualifying disposition is one which would subject the optionholder to liability under
Section 16(b) of the Exchange Act, then the discussion in the preceding paragraph regarding the tax consequences of such dispositions of Common Stock acquired pursuant to the exercise of nonqualified options may, depending on Internal Revenue Service guidance, apply to such disqualifying disposition of Common Stock acquired pursuant to the exercise of an ISO. Additionally, when a disqualifying disposition occurs, any gain in excess of the amount taxed as ordinary income will be taxed as short-term capital gain if the Common Stock has been held for twelve months or less or as long-term capital gain if the Common Stock has been held longer than twelve months.

     The above tax information is only a brief description of the federal income tax consequences of receipt and/or exercise of options. It is based on present federal tax laws and regulations and does not purport to be a complete description of such federal income tax consequences. The foregoing summary of federal income tax consequences may change when final regulations are issued under Internal Revenue Code Section 422 dealing with ISOs or in the event of a change in the Internal Revenue Code or regulations thereunder.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the amendment to the Employee Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting. The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Employee Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent public accountants for fiscal year 1999. A representative of Ernst & Young LLP is expected to be present at the Meeting. The representative will be afforded the opportunity to make a statement and to respond to appropriate questions of stockholders.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide, free of charge, at the written request of any stockholder, a copy of the Company's Annual Report on Form 10-K, without exhibits, which incorporates by reference the Company's financial statements and includes the related financial statement schedules. The Company will provide copies of the exhibits, should they be requested, and may impose a reasonable fee for providing such exhibits. Requests for the Company's Annual Report on Form 10-K should be mailed to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Mr. Stanley T. Ninemire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than May 8, 2000 in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ DARREL A. RICE,
                                            DARREL A. RICE,
                                            Secretary

September 3, 1999

                                                                      1420-PS-99

                                 DETACH HERE


                                    PROXY

                         TANDY BRANDS ACCESSORIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Tuesday, October 19, 1999, at 9:00 A.M., local time, at the Hyatt Regency DFW, International Parkway, inside Dallas/Ft. Worth Airport, DFW Airport, Texas 75261, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES NAMED ABOVE INTEND TO VOTE THE SECURITIES AT THEIR DISCRETION FOR THE ELECTION OF THE LISTED NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO AMEND THE TANDY BRANDS ACCESSORIES, INC. NONQUALIFIED FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, FOR THE PROPOSAL TO AMEND THE TANDY BRANDS ACCESSORIES, INC. 1997 EMPLOYEE STOCK OPTION PLAN AND OTHERWISE AT THE DISCRETION OF THE PROXIES.



------------                                                      -------------
SEE REVERSE                                                        SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
------------                                                      -------------

                                 DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW AS DIRECTORS, FOR
PROPOSALS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1. To elect Class III Directors                                         2. To approve the amendment to the   FOR  AGAINST  ABSTAIN
                                                                           Tandy Brands Accessories, Inc.
   NOMINEES:  J.S.B. Jenkins, Marvin J. Girouard                           Nonqualified Formula Stock Option  [ ]    [ ]     [ ]
                                                                           Plan for Non-Employee Directors.
     FOR      [ ]         [ ]  WITHHELD
     BOTH                        FROM                                   3. To approve the amendment to the   FOR  AGAINST  ABSTAIN
   NOMINEES                      BOTH                                      Tandy Brands Accessories, Inc.
                               NOMINEES                                    1997 Employee Stock Option Plan.   [ ]    [ ]     [ ]

    [ ]                                                                 4. In their discretion upon such other matters as properly
       -------------------------------------------------                   come before the meeting.
       For both nominees except as noted above

                                                                        IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
                                                                        SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                                                                        Please sign exactly as name appears hereon. When signing
                                                                        as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please
                                                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held by joint
                                                                        tenants, both should sign.


Signature:                                 Date:                Signature:                                 Date:
           ------------------------------        -----------                -----------------------------        -----------